Exhibit 99.1

Actions Involving Former Scio Diamond Board Chairman Announced

GREENVILLE, S.C., March 23, 2017 /PRNewswire/ —Scio Diamond Technology Corporation (OTCPINK: SCIO) learned after the markets closed on Wednesday March 22, 2017, that the Department of Justice, through its District of Minnesota U.S. Attorney’s Office, had announced a federal indictment charging former Scio Diamond Technology Corporation (Scio Diamond) Board of Directors Chairman, Edward S. Adams, with “orchestrating an elaborate fraud scheme to embezzle millions of dollars of investor’s funds.” The indictment alleges the activity happened between 2006 and 2013.  Scio Diamond’s current Board of Directors and management team have been cooperating with the Department of Justice in its investigation.

Adams has had no involvement with Scio Diamond or the new Board of Directors since the conclusion of the successful ‘Save Scio’ proxy battle on June 23, 2014.  Scio Diamond has also been cooperating with a related Securities and Exchange Commission investigation.

Company records indicate that Adams and his former law partner and former Scio Diamond Board of Directors member, Michael Monahan have liquidated a majority of their personal interests in the Company.  Given the downward pressure the sale of Adams’ and Monahan’s stock holdings have had on the market for the Company’s stock, the Company will be seeking all available remedies to preclude Messrs. Adams and Monahan’s future sales of shares. In light of these allegations, Scio Diamond is also hopeful these proceedings will result in restitutions to Scio for the benefit of all shareholders.

Scio Diamond, formerly Apollo Diamond Inc., is a pioneer in the growth of white, near white, pink and other fancy colored diamonds for the gemstone and jewelry industries. While the Company has yet to achieve profitability, recent Company activities leveraging its patented technology have led to significant month-to month sales improvements and advancements in the quality and quantity of finished goods available. The Company anticipates that additional information on these recent developments will be available for announcement in the coming weeks.

About Scio Diamond

Scio Diamond employs a patent-protected chemical vapor deposition process to produce high-quality, single-crystal near colorless and fancy-colored diamonds for the jewelry market in a controlled laboratory setting. Lab-grown diamonds are chemically, physically and optically identical to "earth-mined" diamonds. Scio's technology offers the flexibility to produce lab-grown diamonds in size, color and quality combinations that are rare in earth-mined diamonds. Scio also delivers diamond materials for advanced industrial, medical and semiconductor applications. For more information, please visit www.sciodiamond.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Scio to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "may," "will," "should," "could," "would," "forecast," "potential," "continue," "contemplate," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. Actual results of the Company could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company has no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.